Exhibit 99.1

Broadcaster, Inc Acquires LampLighter Studios, Inc.

CHATSWORTH, Calif., Sept. 8, 2008 (GLOBE NEWSWIRE) -- Broadcaster, Inc. (OTCBB:BCAS) today announced that it has closed the acquisition of LampLighter Studios, Inc. located in San Francisco, California for approximately 1.6 million common shares of Broadcaster, Inc. LampLighter is an art service company that provides graphic art for online games, cell phone games, video games and commercial video projects. LampLighter customers include Sony Home, Sparkplay Media, Zynga and NC-Soft. LampLighter created the artwork for Aurora Feint, one of the top played games on the iPhone in July 2008. "We are excited about the people and resources that LampLighter Studios brings to Broadcaster," said Martin Wade, CEO of Broadcaster. "This is a milestone for the company as we begin Broadcaster's shift to being a content provider for mobile and online markets. We believe that LampLighter brings content, skills and management to help us accelerate our growth with our new company strategy," said Wade.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that reflect Broadcaster, Inc.'s current expectations about its future results, performance, prospects and opportunities, including statements regarding our belief that LampLighter brings content, skills and management to help accelerate our growth with our new company strategy. Where possible, Broadcaster, Inc. has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements including the risk that our shift to the mobile and online markets and our new strategy may not be successful or accelerate our growth and risks set forth in Broadcaster, Inc.'s Form 10-KSB for the fiscal year ended June 30, 2007 and other filings with the United States Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and Broadcaster, Inc. assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.

CONTACT: Broadcaster Inc.

         Martin Wade, III

         818-206-9274